STOCK PURCHASE AND ESCROW AGREEMENT

         STOCK PURCHASE AND ESCROW AGREEMENT (this "AGREEMENT"), dated as of December 31, 2003, by and among Professional Traders Fund, LLC (the "INVESTOR"), a New York limited liability company doing business at 990 Stewart Avenue, 4th Floor, Garden City, New York 11530; Orient Financial Services Limited and Mr. Li Wing Kei of 18/F, One International Finance Centre, 1 Harbourview Street, Central, Hong Kong together with Emerging Growth Partners, Inc., a Nevada Corporation (collectively, the "GUARANTORS"); the law firm of Sullivan & Worcester LLP (the "ESCROW AGENT"), a Massachusetts Limited Liability Partnership, having an office at 1290 Avenue of the Americas, 29th Floor, New York, NY 10104.

                                   WITNESSETH:

         WHEREAS, ACL Semiconductors Inc. (the "COMPANY"), a Delaware Corporation, issued to Investors a certain 12% Senior Subordinated Convertible
Note in the principal amount of $250,000 dated December 31, 2003 (the "NOTE") pursuant to a certain Note Subscription Agreement date December 31, 2003 (the "SUBSCRIPTION AGREEMENT");

         WHEREAS, The Company and Investor entered into a certain side letter agreement (the "SIDE LETTER") dated December 31, 2003 concerning the Note and the Subscription Agreement;

         WHEREAS, the Guarantors guaranteed payment under the Note in a certain Limited Guarantee and Security Agreement (the "GUARANTEE") dated December 31, 2003, with the Guarantee obligation collateralized by and limited to 1,200,000 shares (the "SHARES") of common stock of the Company held legally and beneficially by Guarantors, 700,000 of which are restricted securities (the "RESTRICTED SHARES") and 500,000 of which are unrestricted and freely tradable securities (the "UNRESTRICTED SHARES");

         WHEREAS, pursuant to Section 1.07 of the Guarantee, Guarantors agreed to deliver into escrow the Shares;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

                             Article I.   ESCROW


         Section 1.01 Guarantors shall deliver to Escrow Agent the Shares, in certificated form. The Shares, when delivered, shall be accompanied by a "medallion signature guarantee" or an equivalent signature guarantee, in which case the transfer agent for the Shares must confirm in writing that the equivalent signature guarantee will be accepted.

         Section 1.02 Guarantors shall also deliver to Escrow Agent: (i) a duly executed letter from the Company, or its authorized corporate counsel, approving the transfer of the Restricted Securities to Investor pursuant to this Escrow Agreement and (ii) an opinion of counsel, addressed to Investor, in a form satisfactory to Investor, confirming (a) that Guarantors' transfer of the Restricted Shares is permissible under Rule 144 and (b) that the Restricted Shares have been properly registered in Investor's name and (c) that Investor can transfer the Restricted Shares, subject to the terms of this Escrow Agreement, pursuant to Rule 144, on the following dates:

     (a) 254,800 Restricted Shares, belonging to Orient Financial Services Limited, on October 14, 2004.

     (b) 254,800 Restricted Shares, belonging to Mr. Li Wing Kei, on October 14, 2004.

     (c) 190,400 Restricted Shares, belonging to Emerging Growth Partners, Inc., on October 14, 2004.

          Section 1.03 NO STOP PROVISION. Upon execution of this Agreement the Company shall deliver to Investor and the Company's stock transfer agent an irrevocable "No-Stop Letter" that shall state that the Shares are free and clear of any stop that may be issued by the Company and that the Company shall not under any event issue a stop on the Shares, and that, absent a court order, the Transfer Agent must immediately implement any transfer of Shares directed by the Escrow Agent pursuant to this Agreement.

          Section 1.04 Within two business days of Guarantors' satisfaction of the provisions of Section 1.01, Section 1.02 and Section 1.03, Investor shall transfer by wire the sum of $250,000, less any deductions authorized under the Side Letter, to the Company in accordance with the following wiring instructions:

                           Fleet Bank
                           350 Fifth Avenue
                           New York, New York

                           ABA Number 021 202162

                           For credit to the account of
                                    Reitler Brown LLC - Funding Escrow Account

                           Account number  9417716224

                           For further credit to the account of
                                    Atlantic Components
                                    [Please specify originator]

                           Attn: Peter Gemignani

                           Reference: RSB.

          Section 1.05 Escrow Agent will hold the Shares in the name of the Guarantors until and unless the Shares are released from escrow in accordance with Section 4.03.

          Article II.    REPRESENTATIONS AND WARRANTIES OF GUARANTORS


          Guarantors hereby represents and warrants to Investor as follows:

          Section 2.01 AUTHORIZATION; ENFORCEMENT. This Agreement has been duly executed and delivered by Guarantors and is a legal, valid and binding obligation of Guarantors enforceable against Guarantors in accordance with its terms.

          Section 2.02 NO INSIDER/NO AFFILIATE. For the ninety-day period prior to the date of this Agreement, none of the Guarantors, nor any company owned or controlled by the Guarantors, nor any relative of the Guarantors, has been an officer, director or holder, direct or indirect, of a beneficial interest of ten percent (10%) or more of the common shares outstanding in The Company.

          Section 2.03 NO CONFLICTS. The execution, delivery and performance of this Agreement by Guarantors and the consummation by Guarantors of the transactions contemplated hereby do not and will not (i) conflict with, or constitute a default, or trigger any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a debt or otherwise) to which any of the Guarantors is a party or by which any property or asset of Guarantors is bound or affected, or (ii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which any of the Guarantors is subject (including all applicable United States and state securities laws and regulations) or by which the Shares are bound or affected.

          Section 2.04 CONSENTS AND APPROVALS. Guarantors are not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any third party, self-regulatory organization, or any court or other federal, state, local, foreign or other governmental authority in connection with the execution, delivery and performance by Guarantors of this Agreement.

          Section 2.05 DISCLOSURE. No representation or warranty by Guarantors contained in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

          Section 2.06   SHARES ACQUIRED.

     (a) Guarantor Orient Financial Services Limited represents and warrants that it lawfully acquired 956,666 Restricted Shares on October 14, 2003 and that the Shares were fully paid for on that date and have been owned continuously since then.

     (b) Guarantor Mr. Li Wing Kei represents and warrants that he lawfully acquired 956,666 Restricted Shares on October 14, 2003 and that the Shares were fully paid for on that date and have been owned continuously since then.

     (c) Guarantor Emerging Growth Partners, Inc. represents and warrants that it lawfully acquired 706,666 Restricted Shares on October 14, 2003 and that the Shares were fully paid for on that date and have been owned continuously since then.

     Section 2.07 ABSENCE OF LIENS AND ENCUMBRANCES. Guarantors represents that as of the date of this Agreement, the Shares are free and clear of all liens and encumbrances, and have not been sold, assigned, pledged or otherwise conveyed to a third party.

          Article III.   REPRESENTATIONS AND WARRANTIES OF INVESTOR


         Investor hereby represents and warrants to Guarantors as follows:

          Section 3.01 AUTHORITY OF INVESTOR. Investor has the legal capacity and power to execute, deliver and perform this Agreement and to consummate the contemplated transaction. This Agreement has been duly and validly executed and delivered by Investor and is the legal, valid and binding obligation of Investor, enforceable against him in accordance with its terms.

          Section 3.02 NO CONFLICTS. The execution, delivery and performance by Investor of this Agreement and the consummation of the contemplated transactions will not conflict with or violate (i) any provision of law, rule or regulation, or (ii) any order, judgment or decree applicable to Investor or binding upon its assets or properties.

          Section 3.03 CONSENTS AND APPROVALS. Investor is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any third party or any court or other federal, state, local, foreign or other governmental authority in connection with the execution, delivery and performance by Investor of this Agreement.

                 Article IV.   ESCROW AGREEMENT--ESCROW AGENT

          Section 4.01 DELIVERY OF SHARES. In accordance with Section 1.01 of this Agreement, Guarantors shall deliver to the Escrow Agent the physical certificates evidencing the Shares.

          Section 4.02 INTENTION TO CREATE ESCROW OVER ESCROWED SHARES. Investor and Guarantors intend that the Shares be held in escrow by the Escrow Agent. Escrow Agent shall hold and release the escrowed Shares only in accordance with the terms and conditions of this Agreement.

          Section 4.03 RELEASE OF ESCROW. The Escrow Agent shall release the Shares as follows:

     (a) In accordance with Section 1.07 of the Guarantee, and notwithstanding any provision to the contrary in the Note, the Guarantee, the Subscription Agreement, and the Side Letter, Investor has the right, in its sole and absolute discretion, to elect to withdraw Shares in connection with its conversion rights under the Note, in part or in whole, from the Shares in Escrow, regardless of whether a default has occurred, and as if and in lieu of the Company delivering Common Stock in satisfaction of its obligations under Section 8 of the Note. If Investor makes such an election under this Section 4.03(a), Investor shall receive from Escrow, in its sole and absolute discretion, either Restricted or Unrestricted

          Shares, on the same basis as the Company would have had to have delivered Common Stock under Section 8 of the Note, and for each such Share delivered from Escrow, the Company shall be relieved concomitantly of its obligation to deliver Common Stock on a share-for-share basis under Section 8 of the Note. Investor shall notify the Company of an election under this Section 4.03(a) in the Notice provided pursuant to Section 8(c) of the Note, with a copy of such Notice to be provided to the Escrow Agent and the Stock Escrow Agent. Nothing in this Section 4.03 shall act to limit the registration rights of the Investor as fully set for in Section vi of the Side Letter or relieve the Company from any of its obligations regarding registration of the Shares.

     (b) Any objection by the Company to the release of Shares from Escrow in accordance with Section 4.03(a) must be delivered, in accordance with
          Section 5.08(b), to the Escrow Agent within two (2) business days of the date of such Notice. If the Escrow Agent does NOT receive such objection within the time provided, time being of the essence, it shall release the Shares in accordance with the Notice. If the Escrow Agent receives a timely objection, it shall retain the Shares subject to further written instructions signed by the Company and the Investor or subject to any dispute resolution provided under Section 4.05. For purposes of this provision, a Notice shall not be deemed to have been delivered to the Escrow Agent on a particular day, if it is received by the Escrow Agent after 5:00 p.m. New York time.

     (c) The Shares shall be held in escrow by the Escrow Agent until the Company has satisfied all of its obligations under the Note, the Guarantee, the Subscription Agreement and the Side Letter. The Escrow Agent may not return to the Guarantors the remainder of the Shares held in escrow pursuant to this Escrow Agreement unless and until they are notified in writing by all parties with a direction to do so. Any dispute as to the return of the Shares to the Guarantors shall be resolved in accordance with Section 4.05. It shall be the Guarantors' sole responsibility to allocate the return of shares, if any, as among them.

          Section 4.04 DUTIES AND RESPONSIBILITIES OF THE ESCROW AGENT. The duties and responsibilities of the Escrow Agent shall be subject to the following terms and conditions:

     (a)  Investor and Guarantors acknowledge and agree that the Escrow Agent
          (i) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent, respectively, pursuant to this Agreement; (ii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished hereunder and believed by Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof, and, without limiting the foregoing, the Escrow Agent may rely on faxed copies of signatures as if they were originals and may rely on e-mailed communications, as if they were written; (iii) may assume that any person purporting to give notice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so, and shall be under no obligation to verify or compare signatures; (iv) shall not be under any duty to give the property held by the Escrow Agent, respectively, any greater degree of care beyond what they ordinarily use for their own similar property; and (v) may retain and consult with counsel with respect to any issues under this Agreement, at the Investor's and Guarantors' joint expense, and their reliance on the opinion of such counsel shall be deemed to be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Escrow Agent, respectively, hereunder in good faith and in accordance with the opinion of such counsel.

     (b) Guarantors and Investor acknowledge that the Escrow Agent is acting solely as a stakeholder at Guarantors' and Investor's request and that the Escrow Agent shall not be liable for any action taken in good faith and believed by them to be authorized or within the rights or powers conferred by this Agreement. Investor and Guarantors, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of its partners, employees, agents and representatives for any action taken or omitted to be taken by them or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct.

     (c) Guarantors and Investor agree that in any lawsuit, action or other legal proceeding arising out of or relating to this Agreement, including an action against the Escrow Agent, Guarantors and Investor shall pay their indemnification obligations to the Escrow Agent for attorneys' fees and costs, in equal shares and in advance (to be supplemented thereafter on an on-going basis), regardless of the nature of the allegations against the Escrow Agent. Escrow Agent shall not be required to return any such indemnification amounts unless it is conclusively determined by a court of competent jurisdiction that it acted with gross negligence or engaged in willful misconduct.

     (d) The Escrow Agent does not have and will not have any interest in the Shares, but is serving only as escrow agent, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

     (e) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

     (f) These provisions of Section 4.04 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

          Section 4.05 DISPUTE RESOLUTION: JUDGMENTS. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

     (a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Shares or Funds in escrow, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, but shall be under no duty, to (i) refrain from taking any action other than to continue to hold the Shares pending receipt of a joint written instruction from Investor and Guarantors, or (ii) deposit the Shares with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to Investor and Guarantors and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings, which relate to the Shares.

     (b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court order, and may, in its sole and absolute discretion elect to obey any such order without waiting for Guarantors of Investor to appeal such ruling, move for a stay, or seek reconsideration or rehearing. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to Investor and Guarantors or to any other person, firm, corporation or entity by reason of such compliance.

                          Article V.   MISCELLANEOUS


          Section 5.01 LAW GOVERNING THIS AGREEMENT. Any dispute, whether in contract or tort, relating to or arising from this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any such dispute shall be brought exclusively in a state or federal court situated in New York County, New York. The parties executing this Agreement agree to submit to the exclusive jurisdiction of such courts, waive any objections on forum non conveniens or similar grounds, and waive trial by jury.

          Section 5.02 CONSENT TO SERVICE OF PROCESS BY CERTIFIED MAIL. The parties to this Agreement consent to service of any process in connection with this Agreement, by certified mail, provided that the certified mailing is made in accordance with the Notice provisions of this Agreement as set forth in
Section 5.08, below. It is the duty of each party hereunder to advise the other parties of any change of address.

          Section 5.03 ATTORNEYS' FEES. With respect to any dispute arising under this Agreement as between the Investor and the Guarantors, the prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorneys' fees and costs. Under no circumstances can the Escrow Agent be liable for Guarantors' or Investor's attorneys' fees or costs.

          Section 5.04 PROVISIONS SEPARABLE. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of the Agreement.

          Section 5.05 ENTIRE AGREEMENT. This Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof and supersedes all other agreements, written or oral, between the parties with respect thereto.

          Section 5.06 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that neither this Agreement nor any of the rights or obligations of the parties hereto shall be assignable by any party hereto without the prior written consent of the other parties. The Escrow Agent shall be deemed an intended third-party beneficiary of this Agreement.

          Section 5.07 MODIFICATION AND WAIVER. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a wavier thereof.

          Section 5.08 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto, or by the Escrow Agent, to any other party shall be in writing and shall be deemed to have been duly given
(a) upon receipt, if delivery is (i) in person, (ii) by electronic facsimile transmission or e-mail (provided a copy is concurrently mailed), (iii) by overnight courier, (b) on acknowledgement of receipt, if delivery is by e-mail and the recipient responds by e-mail acknowledging receipt (a replied to e-mail with the original message's text shall be deemed such an acknowledgement); and
(c) three days after mailing, if delivery is by certified mail, return receipt requested, postage prepaid, in each case addressed as follows:

     (a) if to Investor: Professional Traders Fund, LLC, 990 Stewart Ave., Suite 420, Garden City, New York 11530, Attention: Mark K. Swickle,
          Telecopier: 516-228-8270; e-mail: MSWICKLE@FINANCIALSYSTEMSGROUP.COM;

     (b) if to Escrow Agent to: Sullivan & Worcester LLP, 1290 Avenue of the Americas, 29th Floor, New York, NY 10104, Attn: Andrew T. Solomon;
          Telecopier: 212-660-3001; e-mail: ASOLOMON@SANDW.COM.

     (c) If to the Company and the Guarantors to: Reitler Brown LLC, 800 Third Avenue, 21st Floor, New York, New York 10022, Attention: Robert Steven Brown; Telecopy: (212) 371-5500; RBROWN@REITLERBROWN.COM.

          Section 5.09 APPOINTMENT OF ATTORNEY-IN-FACT. For purposes of any notices or instructions under this Agreement, the Guarantors appoint the Company as their attorney-in-fact. The Investor and the Escrow Agent shall have no obligation to communicate with or take direction from the Guarantors, unless and until they receive actual notice of the revocation of this appointment.

          Section 5.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

          Section 5.11 HEADINGS. Headings used in this Agreement are for convenience only, and are not a part of the Agreement, nor can they be used to assist in the interpretation of this Agreement.

          Section 5.12 SURVIVAL. The provisions of Article V shall survive termination of this Agreement.











                              [INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                                          PROFESSIONAL TRADERS FUND, LLC,
                                          Investor



                                          By:  /S/ MARC K. SWICKLE
                                              --------------------------------
                                               Name:  Marc K. Swickle
                                               Title:  Managing Member



                                          SULLIVAN & WORCESTER LLP, Escrow Agent



                                          By:  /S/ ANDREW T. SOLOMON
                                              --------------------------------
                                               Name:  Andrew T. Solomon
                                               Title:  Attorney



                                          ACL SEMICONDUCTORS INC.



                                          By:  /S/ CHUNG-LUNG YANG
                                              --------------------------------
                                               Name: Chung-Lun Yang
                                               Title:  Chief Executive Officer

                                 THE GUARANTORS:


                                            ORIENT FINANCIAL SERVICES LIMITED



                                            By:  /S/ NILS A. OLLQUIST
                                                --------------------------------
                                                 Name: Nils A. Ollquist
                                                 Title: Director



                                                 /S/ LI WING KEI
                                                --------------------------------
                                                 LI WING KEI

                                            EMERGING GROWTH PARTNERS, INC.


                                            By:  /S/ KEVIN WELCH
                                                --------------------------------
                                                 Name: Kevin Welch
                                                 Title: